EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-285995, and 333-226646) of GrowGeneration Corp. of our report dated March 20, 2026, relating to the consolidated financial statements which appear in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.
Denver, Colorado
March 20, 2026